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                                                                    EXHIBIT 21.1
                                                                    ------------

                                  SUBSIDIARIES

After the distribution, Certegy Inc. expects to have the following subsidiaries, each of which will be wholly owned by the Registrant, except as noted below:

                                                           State or
                                                          Country of
Name of Subsidiary                                       Incorporation
------------------                                       -------------

AGES Participacoes S.A.                                      Brazil

Aircrown Ltd.                                                England

Card Brazil Holdings, Inc.                                   Georgia

Card Brazil Holdings Ltda.                                   Brazil

Card Brazil LLC                                              Georgia

Central Credit Services Ltd.                                 Scotland

Equifax Asia Pacific Holdings, Inc.                          Georgia

Equifax Australia Plc                                        England

Equifax Card Services, Inc.                                  Florida

Equifax Card Solutions Australia Pty Ltd.                   Australia

Equifax Card Solutions Ltd.                                  England

Equifax Card Solutions S.A.                                  France

Equifax (Cayman Islands) Ltd.                            Cayman Islands

Equifax Check Services, Inc.                                Delaware

Equifax E-Banking Solutions, Inc.                            Georgia

Equifax Ltd.                                               New Zealand

Equifax Payment Recovery Services, Inc.                      Georgia

Equifax Payment Services, Inc.                              Delaware

Equifax Pty Ltd.                                            Australia

Equifax SNC                                                  France

Financial Insurance Marketing Group, Inc.              District of Columbia

First Bankcard Systems, Inc.                                 Georgia

Payment Brasil Holdings Ltda.                                Brazil

Payment Chile, S.A.                                           Chile

Payment Europe LLC                                           Georgia

Payment South America Holdings, Inc.                         Georgia
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Payment South America LLC                                    Georgia

Payment U.K. Ltd.                                            England

Procard S.A.                                                  Chile

Retail Credit Management Ltd.                                England

Telecredit Canada Inc.                                       Canada

Transax France Plc                                           England

Transax Ireland Ltd.                                         Ireland

Transax Plc                                                  England

Unnisa - Solucoes em Meios de Pagamento Ltda                 Brazil

VIV Plc                                                      England


Equifax Card Services, Inc. will own a 51% interest in Circle of Value, Ltd. Payment Brazil Holdings Ltda. will own a 51% interest in Partech Ltda. (Brazil).